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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2006

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                 33-23473                    11-2917728

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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)

of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

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NA

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01     Other Events

On April 5, 2006, Cordia Corporation (“Cordia”) Cordia held a conference call, the topic of which was its year end 2005 results.  The conference call contained reference to Cordia’s EBIDTA for the twelve months ended December 31, 2005.

Consistent with Securities and Exchange and Commission's Regulation G, the following table provides a reconciliation of Cordia's EBITDA for year end 2005, to the Generally Accepted Accounting Principles (GAAP) measure of net income (loss). EBITDA is not a measure under GAAP, is not meant to be a replacement for GAAP and should not be considered as an alternative to net income (loss) as a measure of performance or to cash flows as a measure of liquidity. We have included EBITDA data to assist in understanding our operating results. EBITDA is a measure commonly used in the telecommunications industry, and many securities analysts use EBITDA as a way of evaluating our financial performance.

	For the Year Ended
	December 31

Reconciliation of EBITDA with net income (loss)	2005	2004

Net income (loss)	$ 1,053,045	$ (169,800)

Net interest (income) expense	(26,358)	8,936

Income tax (benefit) expense	(105,359)	17,809

Dividends on preferred stock	212,415	-

Depreciation and amortization	313,998	48,941

EBITDA	$ 1,447,741	$ (94,114)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                             Cordia Corporation

                                                                                                                              By: /s/ Joel Dupré

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Date: April 5, 2006                                                                                                Joel Dupré, Chief Executive Officer,

                                                                                                                               Duly Authorized Officer